                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12


                                  WALGREEN CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

The following e-mail was sent on 12/17/02 to a limited group of Walgreen Co. employees, some of whom are also shareholders of the Company:


Dear Walgreen Shareholder,

By now, you should have received your copy of our 2002 annual report and proxy statement. This included your voting card, and I'd encourage you to vote promptly.

You will see a shareholder proposal from the International Brotherhood of Electrical Workers, which our board of directors recommends voting against. Here's the background, hopefully in simpler language than the "legalese" in the proxy.

This proposal threatens our "poison pill" (Shareholder Rights Plan), established in the mid-1980s to protect Walgreen shareholders from hostile "corporate raiders." At the time, these raiders were attempting to take over many companies, only to break them apart and sell off the assets, obviously not a good thing for long-term shareholders ... or employees. We successfully fought off one attempt on Walgreen Co.

While there is no immediate takeover threat, our board believes our plan should be in place for the future. The IBEW proposal calls for us to redeem and discontinue the plan unless it is approved by a majority vote of shareholders, a time-consuming and expensive process.

Our board of directors believes our "poison pill" is an effective tool in the best interest of our shareholders. It is also very common -- approximately 60% of the S&P 500 companies have such plans in place.

I urge you to follow the board's recommendations when voting your proxy, and to send in your card or vote online today if you've not already done so. Thank you.

Sincerely,

John Gleeson
Vice President and Treasurer